                                               EXIBIT (10) (i) 93

New York State Electric & Gas Corporation
FERC Rate Schedule No.
                                        Docket No. ER93










            New York State Electric & Gas Corporation
                         Agreement with
            Central Hudson Gas & Electric Corporation













     This agreement provides that New York State Electric & Gas Corporation may sell Central Hudson Gas & Electric Corporation up to 300 MW of electric generating capacity and associated energy during the following period: May 22, 1993 through April 30, 1995.

                       PURCHASE AGREEMENT



          THIS AGREEMENT is made and dated as of May 20, 1993 between CENTRAL HUDSON GAS & ELECTRIC CORPORATION (hereinafter called Central Hudson), with offices at 284 South Avenue, Poughkeepsie, New York 12601-4879 and NEW YORK STATE ELECTRIC & GAS CORPORATION (hereinafter called SELLER or NYSEG), with offices at Corporate Drive-Kirkwood Industrial Park, Binghamton, New York 13902 (hereinafter collectively called Parties).

          WHEREAS, SELLER believes it will be beneficial to sell electric generating capacity ("Capacity") and associated energy
("Energy"), and Central Hudson believes it will be beneficial to purchase Capacity and Energy; and

          WHEREAS, Seller and Central Hudson wish to specify herein the terms relating to the purchase by Central Hudson of Capacity and Energy, from SELLER (THE
"Purchase").

          NOW, THEREFORE, in consideration of the mutual obligations and undertakings set forth herein, IT IS AGREED as follows:

     1.   TERM

          The period during which this Agreement shall be in effect shall commence on May 22, 1993 and shall continue through April 30, 1995; provided however, that transactions hereunder shall not commence prior to the day after NYSEG files this Agreement with the Federal Energy Regulatory Commission (FERC), an provided that in any scheduling agreement pursuant to this Agreement, the Parties may mutually agree to allow for an earlier termination. The applicable provisions of this Agreement shall continue in effect after deliveries of power and to the extent necessary to provide for final billing, payment and adjustments.

     2.   POINT(S) OF DELIVERY AND TRANSMISSION

          2A. The Point of Delivery for the first 50 MW of Capacity and Energy purchased hereunder by Central Hudson from SELLER shall be at SELLER's and Central Hudson's interconnection at the West Woodbourne Substation or at such other points as may be subsequently mutually agreed to and designated in writing by the Parties. The Point of Delivery for all other Capacity and Energy purchased hereunder by Central Hudson shall be SELLER's interconnection with the New York Power Authority's transmission system at the SELLER's Coopers Corners Substation or at such other points as may be subsequently mutually agreed to by the Parties.

          2B. At its own expense, Central Hudson shall be responsible for obtaining any necessary third party transmission services to receive Capacity and Energy purchased hereunder from the Points of Delivery to Central Hudson's system and such transmission services shall be firm.


     3.   CAPACITY, ENERGY AND PRIORITY

          3A.  CAPACITY

          Subject to Article 2A and the prior mutual written agreement of the Parties, Central Hudson shall reserve at least 100 MW of Capacity and take the associated energy at mutually agreed upon on-peak and off-peak capacity factors. On a weekly basis, Central Hudson may reserve up to 300 MW of Capacity. Subject to Article 2A and the prior, mutual, written agreement of the Parties, SELLER shall deliver at the Points of Delivery up to 300 MW of Capacity and Energy for the term of the Agreement, or such lesser amount of Energy as Central Hudson may schedule pursuant to Section 4.

     3B.  ENERGY

          Subject to Article 2A and the prior mutual written agreement of the Parties, SELLER shall deliver and Central Hudson shall take at the Points of Delivery up to 300 MW of Energy, or such lesser Energy which Central Hudson may elect pursuant to
Section 4. Subject to Article 2A, the Parties shall also mutually agree in writing as to any applicable minimum capacity factor applicable to the transaction. All Energy purchased and sold hereunder shall be three-phase, 60- hertz, alternating current at 69 kV or higher.

     3C.  PRIORITY
          NYSEG's obligation to provide Capacity and Energy from its system of from its entitlements or purchases is subject to System Constraints, its Primary Public Service Obligations, and obligations pursuant to firm transmission and power agreements dated prior to the date of this Agreement. "System Constraints" are defined as conditions on NYSEG's system or the systems of the New York Power Pool ("Pool") members which, consistent with sound utility practice, require the interruption of firm power sales pursuant to this Agreement in order to maintain the integrity of the integrated system in a safe and reliable manner. "Primary Public Service Obligations" are defined as NYSEG's obligations to serve its own native load retail customers. For purposes of NYSEG's obligation to provide Capacity and Energy hereunder, each Capacity transaction hereunder shall have priority before transactions pursuant to any (a) existing or future economy energy agreements pursuant to which NYSEG sells energy on an economy basis which is withdrawable instantaneously and (b) other wholesale capacity and/or energy sales or transmission agreements dated after this Agreement.

     4.   PURCHASE AND SCHEDULING

           CAPACITY AND ENERGY

          Capacity and Energy shall be scheduled pursuant to the mutual written agreement of the Parties.

     5.   NOTIFICATION WITH RESPECT TO THE PURCHASE

          Instructions as to the exact procedure to be followed in giving all such notifications will be determined by mutual agreement of the Parties, and a copy of such instructions shall be sent to the Pool.

     6.   CHARGES

          A. Capacity. Subject to the prior mutual written agreement of the Parties as to rates and charges, Central Hudson shall, in accordance with Section 7 of this Agreement, pay SELLER a Monthly Capacity Charge. Monthly Capacity Charges will be adjusted on a pro rata basis so that Central Hudson shall not have to pay charges to the extent that NYSEG is unable to deliver the reserved and scheduled amount of Capacity and Energy to the Points of Delivery due to conditions on NYSEG's system.

          B. Energy. Subject to the prior mutual written agreement of the Parties as to rates and charges, Central Hudson shall, in accordance with Section 7 of this Agreement, pay SELLER a Monthly Energy Charge.

          C. Minimum Energy Charges and Capacity Factors. Aggregate Monthly Energy and Capacity Charges hereunder shall be equal to or greater than NYSEG's incremental cost of energy supplied hereunder but shall not exceed either the ceiling rates described in Section 6D or the rates and charges pursuant to the mutual written agreement of the Parties. Prior to a transaction hereunder, the Parties shall mutually agree in writing as to the minimum capacity factor ("CF") at which Central Hudson shall purchase Energy each month or part of month during the transaction. If Central Hudson does not schedule Energy in an amount equal to or in excess of the minimum CF, then Central Hudson shall pay SELLER an Energy Deficiency Charge calculated as the product of (a) the amount of Energy by which Energy scheduled hereunder (in MWH) was scheduled at less than the applicable minimum CF and (b) the applicable hourly energy charge for Energy scheduled hereunder. To the extent that SELLER was unable to deliver Energy scheduled hereunder due to an emergency operating condition on Seller's system, or a transmission constraint on Pool members' systems or Central Hudson was unable to receive firm Energy scheduled hereunder due to third party firm transmission interruptions, the Energy Deficiency Charge shall not apply.

          D. Capacity and Energy Rate Ceilings. If the sum of the Monthly Capacity Charge and the Monthly Energy Charge exceeds the ceiling enumerated in Appendix A, then NYSEG shall follow the procedures contained in Appendix B.

          E. Taxes. Central Hudson shall reimburse SELLER for all applicable taxes paid by Seller associated with Transactions pursuant to this Agreement.

          F. Changes in Rates, Terms, and Conditions. Except to the extent explicitly stated to the contrary, the rate provisions, charges, terms and conditions contained herein, are not subject to change absent the mutual written agreement of the Parties, except that NYSEG unilaterally may file at any time to increase the ceiling on Monthly Capacity and Energy Charges contained in Appendix A or to otherwise justify the rates for transactions hereunder. In recognition of the mutual written agreement required prior to any transactions hereunder, Central Hudson waives all rights under the Federal Power Act to protest, otherwise contest, or complain about the rates and other terms enumerated herein or applicable to any transaction hereunder that is in full accordance with such mutual agreement.

     7.   BILLING AND PAYMENT

          The bill for each calendar month during the term of this Agreement shall be rendered by SELLER to Central Hudson on or before the 15th day of the next succeeding calendar month and payment of the bill shall be due not later than 15 days after receipt by Central Hudson. Payment to SELLER shall be made in the form of immediately available funds by wire transfer to a bank and account specified by Seller at the time of payment. Any amount remaining unpaid after 15 days following receipt by Central Hudson, shall be subject to interest from the date of the invoice to the date of payment at an annual interest rate of 2% higher than the prime commercial rate then currently in effect at Morgan Guaranty Trust Company in New York City.

     8.   ACCESS TO RECORDS

          Each party shall keep complete and accurate records, meter readings and memoranda of its operations hereunder and shall maintain such data as may be necessary for required estimates. Each party shall have the right to examine and inspect all said records, meter readings and memoranda, for the purpose of ascertaining the reasonableness and accuracy of all relevant data, estimates or statements of charges submitted to it hereunder.

     9.   DELAYS OR FAILURE OF PERFORMANCE AND LIABILITY

          The Parties will endeavor to perform their obligations herein, but shall not be liable to the extent (and not beyond this extent) they are prevented from performing because of equipment failure, strikes, fire, injunctions, requirements of governmental authorities, acts of God or public enemy, negligence, or other causes beyond their control. Neither Party shall be responsible to the other Party for any consequential, punitive, special, or indirect damages whatsoever, arising out of a default in the performance of any of its covenants or obligations under this Agreement. Neither Party shall be liable to the other Party for any damages whatsoever resulting from any interruption or failure of service, or from any deficiencies in the quality or quantity of service hereunder, whatever the cause. Central Hudson's inability to make payment pursuant to any transaction hereunder shall not be an event excusing performance. The Party prevented from performing its obligations pursuant to this Agreement for the reasons specified in this section, shall exercise diligence to remove the cause of such inability to perform, provided that neither Party shall be required to settle a labor dispute against its own best judgement.

     10.  WAIVER

          No delay or omission by either Party to exercise any right or power accruing upon any noncompliance or failure of performance by the other Party shall impair said right or power or be construed to be a waiver thereof. A waiver by either Party of any of the covenants, conditions or agreements hereof to be performed by the other Party shall not be construed to be a waiver of such subsequent breach thereof or of any other covenant or condition contained in this Agreement.

     11.  GOVERNING LAW, REGULATIONS, ORDERS AND APPROVALS

          11A. GOVERNING LAW
          This agreement shall be governed by and construed in accordance with the laws of the State of New York.
          11B. REGULATIONS
               B(i) This Agreement is made subject to present and future local, state and federal laws and to present and future regulations or orders of any local, state or federal regulatory authority having jurisdiction over the matters set forth herein, and performance hereunder is conditioned upon securing and retaining such local, state or federal approvals, grants or permits as may from time-to-time be necessary in order to perform this Agreement in accordance with the intent of the Parties. The Parties agree to use all reasonable efforts to secure and retain all such approvals, grants or permits.
               B(ii)     NYSEG shall file this Agreement with
FERC. The Parties agree to cooperate in attempting to obtain FERC acceptance or approval. In the event that FERC requires modification, the Parties agree to negotiate in good faith to reach a mutually acceptable modification. In no event, however, are the Parties required to reach such an agreement. Absent FERC acceptance or approval or if this Agreement is terminated pursuant to this paragraph, this Agreement shall become void, except to the extent necessary to effect payments for services already rendered and except to the extent that provisions of this Agreement explicitly survive termination of this Agreement. All agreements entered into pursuant to this Agreement are contemplated not to require separate filings with FERC, so long as those agreements are consistent with the rate ceilings and other provisions of this Agreement.

     11C. SEVERABILITY

          If any provisions, or portion thereof, of this Agreement, or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable the remainder of this Agreement, or the application of said provisions or portion thereof, to any person or circumstances, shall, subject to this Section 11B, not be affected thereby, and each provision of this agreement shall be valid and enforceable to the fullest extent permitted by law.

     12.  UNDERSTANDING

          This Agreement shall constitute the entire understanding between the Parties and shall supersede any and all previous understandings pertaining to the subject matter of this Agreement.

     13.  NOT PARTNERS

          Nothing contained in this Agreement shall be construed to make the Parties partners or joint venturers or to render any of the Parties liable for the debts or obligations of the others, except as expressly provided in this Agreement.

     14.  MODIFICATIONS

          No agreements shall be effective to add to, change, modify, waive or discharge this Agreement, in whole or in part, unless said agreement is in writing and signed by the Parties hereto.

     15.  SUCCESSORS AND ASSIGNS

          This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto. The written consent of a Party shall be required to effect an assignment by the other Party of its rights or obligations under this Agreement; such written consent, however, shall not be unreasonably withheld. Any assignment of this Agreement shall be by written agreement in form and substance reasonably acceptable to the non-assigning Party.

     16.  NOTICES

          Any notice, request, demand, approval or consent given or required to be given under this Agreement shall, except as otherwise specifically provided herein, be in writing and shall be deemed as having been given when received (return receipt requested), if mailed by United States registered or certified mail postage prepaid, to the other party at the address stated below or at the last changed address given by the other Party as hereinafter specified:

               CENTRAL HUDSON GAS & ELECTRIC CORPORATION
               284 South Avenue
               Poughkeepsie, NY  12601-4879
               ATTENTION: Mr. Allan R. Page
               Vice President - Corporate Services

               NEW YORK STATE ELECTRIC & GAS CORPORATION
               Corporate Drive
               Kirkwood Industrial Park
               Binghamton, NY  13902-5225
               Attention:  Manager, Bulk Power Sales

          Either Party may, at any time, change its address for the above purpose by mailing, as aforesaid, a notice stating the change and setting forth the new address.

     17.  HEADINGS

          The section headings are for convenience and reference only, and in no way define and limit the scope and content of this Agreement or in any way affect its provisions.
     18.  COUNTERPARTS

          This Agreement may be executed in several counterparts, each of which shall be deemed an original and such counterparts shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties have caused this
Agreement to be executed by their proper officers thereunto duly authorized and attested as of the day and year first above
written.
                         CENTRAL HUDSON GAS &
                              ELECTRIC CORPORATION
WITNESS:
______________      By
                         ALLAN R. PAGE

                    Title Vice President, Corporate Services

                         NEW YORK STATE ELECTRIC & GAS
                         CORPORATION
WITNESS:
______________      By
                         DENIS E. WICKHAM

                    Title Vice President-
                         Electric Resource Planning

                           Appendix A

           CAPACITY AND ASSOCIATED ENERGY RATE CEILING

     The ceiling for the Monthly Capacity Charge and the Monthly
Energy Charge in the aggregate shall be calculated on a monthly basis and equal to the sum of the Energy Component and the Capacity Component defined below.

ENERGY COMPONENT
     The Energy Component shall equal the sum of the Hourly Total Incremental Charges for energy supplied pursuant to this Agreement each month. The Hourly Total Incremental Charge shall equal one hundred and ten percent (110%) of NYSEG's Incremental Cost. NYSEG's Incremental Cost shall equal NYSEG's estimates of its fuel plus dispatch maintenance costs of the energy used for transactions hereunder, plus three percent (3%) for losses, plus any applicable taxes.


CAPACITY COMPONENT

     The Capacity Component shall equal the product of (a) $12,386 per MWM, (b) the amount of capacity up to which NYSEG is obligated to make available and Central Hudson may reserve hereunder (300 MW), and (c) the number of days in the transaction during that month divided by the number of days in that month.
                           APPENDIX B


     If aggregate monthly charges for Capacity and Energy exceed the ceiling enumerated in Appendix A, NYSEG shall not charge Central Hudson any amounts in excess of the appropriate ceiling and shall list the amounts in excess of such ceiling on the respective bill. NYSEG shall unilaterally be permitted to make a filing to increase the ceiling or otherwise to justify the rates herein, and Central Hudson shall not oppose said filing. If the increased ceiling(s) or other filing becomes effective, upon said effectiveness, NYSEG shall be permitted to bill Central Hudson and Central Hudson shall pay NYSEG retroactively for all such amounts in excess of the previous ceiling(s) up to amounts permitted by the increased ceiling(s) or other filing. Prospective bills shall be based on the increased ceiling(s). Notwithstanding any provisions in this Appendix, in no event shall monthly charges for Capacity and Energy exceed the rates provided for in Section 6 of the Agreement.

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